UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2011

Grubb & Ellis Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-158111 (1933 Act)	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Ave., Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective April 8, 2011, we, through G&E HC REIT II Muskogee LTACH, LLC, our wholly owned subsidiary, entered into a loan agreement with Capital One, N.A., or Capital One, to obtain a loan in the principal amount of $7,200,000, or the Capital One Loan, in connection with our previous acquisition of Muskogee Long-Term Acute Care Hospital, which was acquired on May 27, 2010. The Capital One loan is evidenced by a promissory note in the principal amount of $7,200,000 and a loan agreement which are secured by a mortgage and security agreement and fixture filing and an assignment of leases and rents agreement, or the Capital One Loan Agreement.

The material terms of the Capital One Agreement provide for: (i) an interest rate equal to the lesser of the maximum interest rate permitted under applicable law or 2.40% per annum plus (a) the greater of the one-month LIBOR or 1.50%, or (b) the one-month LIBOR so long as an interest rate swap is in effect; (ii) a default interest rate of the maximum interest rate permitted under the applicable law or if no maximum interest rate limit exists then 18.00% per annum; (iii) a maturity date of April 7, 2018; (iv) a late charge fee equal to 5.0% of each monthly payment which is not paid within 10 days of when such payment is due under the Capital One Loan Agreement; (v) monthly principal payments plus accrued interest commencing on May 2, 2011; and (vi) the ability to prepay the Capital One Loan in whole or in part at any time prior to the maturity date by providing five days prior written notice to Capital One.

The Capital One Loan Agreement contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type, including limitations on the incurrence of debt by Muskogee Long-Term Acute Care Hospital. The Capital One Loan Agreement also imposes the following financial covenants, as specifically defined therein, on Muskogee Long-Term Acute Care Hospital and Solara Hospital Muskogee, LLC, the tenant of Muskogee Long-Term Acute Care Hospital, as applicable, including: (a) a minimum debt coverage ratio of 1.25 to 1.00 for Muskogee Long-Term Acute Care Hospital; (b) a minimum total net worth covenant of Muskogee Long-Term Acute Care Hospital of not less than $1,200,000; and (c) a minimum total net worth covenant of Solara Hospital Muskogee, LLC of not less than $1,200,000. In the event of a default under the Capital One Loan Agreement, Capital One has the right to terminate its obligations under the Capital One Loan Agreement, accelerate the payment on any unpaid principal balance of Capital One Loan, including interest thereon, and foreclose on Muskogee Long-Term Acute Care Hospital.

Capital One Interest Rate Swap

On April 12, 2011, we, through G&E HC REIT II Muskogee LTACH, LLC, entered into an interest rate swap agreement, or the Capital One ISDA Agreement, with Capital One, in connection with the Capital One Loan. As noted above, pursuant to the terms of the Capital One Loan Agreement, the interest rate is equal to the lesser of the maximum interest rate permitted under applicable law or 2.40% per annum plus (a) the greater of the one-month LIBOR or 1.50%, or (b) the one-month LIBOR so long as an interest rate swap is in effect. As a result of the Capital One ISDA Agreement, the Capital One Loan bears interest at an effective fixed rate of 4.28% per annum from May 2, 2011 through May 1, 2014.

The final agreements reference herein will be filed in a subsequent filing on a Current Report on Form 8-K/A as soon as they are available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Loan Agreement by and between G&E HC REIT II Muskogee LTACH, LLC and Capital One, N.A., dated April 7, 2011 and effective as of April 8, 2011

10.2 Mortgage, Security Agreement and Fixture Filing by G&E HC REIT II Muskogee LTACH, LLC for the benefit of Capital One, N.A., dated April 7, 2011 and effective as of April 8, 2011

10.3 Assignment of Leases and Rents by G&E HC REIT II Muskogee LTACH, LLC for the benefit of Capital One, N.A., dated April 7, 2011 and effective as of April 8, 2011

10.4 International Swap Dealers Association, Inc. Master Agreement by and between by G&E HC REIT II Muskogee LTACH, LLC and Capital One, N.A., dated April 12, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.

April 14, 2011	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer